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                                                                   EXHIBIT 10.21


                        SERVICE RENDERING AGREEMENT MADE BETWEEN CAIXA ECONOMICA FEDERAL ON THE ONE HAND AND, ON THE OTHER HAND, THE COMPANY GTECH BRASIL LTDA., AS FOLLOWS:



By the present instrument, the parties:


CAIXA ECONOMICA FEDERAL, a financial institution under the form of a public company, founded and constituted according to the terms of the Decree-Law n degrees 759 of 08.12.69, and Decree n degrees 66.303 of 03.06.70, being presently ruled by the statute approved by the Decree n degrees 2943 of 01.20.1999, registered with the Federal Taxpayer identification number 00.360.305/0001-04, with headquarter at the SBS, Quadra 4, Lote 34, in Brasilia/DF, here represented by the National Supply Manager Mr. ADAUTO BARBOSA JUNIOR, Brazilian, married, Identification Number 292.752 - SSP/GO, and Tax Payer identification number 148.888.311-49, henceforth named CAIXA or CONTRACTOR, and

GTECH BRASIL LTDA., with headquarters at Alameda Araguacema, 78 - Barueri - Sao Paulo, SP, registered with the Federal Taxpayer identification number 68.926.628/0001-00, here represented by its Director ANTONIO CARLOS LINO DA ROCHA, Brazilian, married, identification number 02.172.548 - IFP/RJ and Tax Payer identification number 098.425.197-91, resident and settled in the capital city Sao Paulo, henceforth simply named GTECH or CONTRACTED PARTY,

Together named "Parties" or, separately, "Party",

CONSIDERING:

I. That the CONTRACTED PARTY is registered for supplying and rendering services to CAIXA, and that it already maintains in the Lottery Units of the CAIXA an installed network of terminals and applications in which collection, processing and transmission of data relating to lottery systems and some financial services are carried out in on-line real-time mode;

II. That the CAIXA wants to add new terminals to its network of Lottery Units as well as to develop new applications, which will allow the availability of new financial services and the improvement of the existing lottery service system;

III. That the interconnection of the teleprocessing network of the CAIXA with the network utilized by GTECH will allow the implementation of new products and/or applications in the area of lotteries and complementary financial services as well, specially the possibility to directly consult data and information contained in the network of the CAIXA;

IV. That the CAIXA should maintain and optimize the services offered to its users, which can be done through making available an easy means of access to bank services via the



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        network of Lottery Units, thus enhancing the presence of the CAIXA as a social integration factor;

V. That the now contracted services give origin to an increase of revenues for the CAIXA and allow cost reduction, yielding economic and strategic-corporate benefits, thus meeting the administrative principle of efficiency;

VI. That the continuity, without interruption, of the performance of the now contracted services assures the maintenance of the contribution to increase the portion destined to subsidy for the development of social actions, thus accomplishing the administrative principle of public interest;

VII. That the utilization of the network of Lottery Units as an alternative channel of the CAIXA will make feasible a better positioning of this institution in the market as a Retail Bank;

VIII. That the extension and modernization of the bank services in Lottery Units would place the CAIXA in highly competitive conditions in relation to the Brazilian bank sector, a market where competition is more and more stirred up, mainly as a result of the recent increase of foreign investments in the sector;

IX. That the CAIXA has no short term alternative for supplying the services presently foreseen and rendered by the CONTRACTED PARTY;

X. That the estimated term for the complete substitution of the CONTRACTED network by the winner of the competent bidding to be carried out, will be up to January 2003;

XI. That the need for the CAIXA to avoid a sudden interruption of the presently rendered services, which would cause enormous losses of a strategic and financial nature and for the CAIXA, in addition to social and economic- financial disadvantages for its customers and for the Braziliand population in general, which enjoys the social services subsidized by a significant portion of the income resulting from lottery market;

XII. That the CONTRACTED PARTY, due to the fact that it has already a terminal and application network installed and in operation in the Lottery Units of the CAIXA, is the only able to continue providing the services uninterruptedly and at the best price for the CAIXA, while the preparation of the bidding is not finished, which will promote the implementation of the new service rendering model to be introduced;

Decide to close the present Agreement of Service Rendering through direct contract based on Art. 25, caput, of the Law No. 8.666 of 06.21.93, having support on juridical opinion and justification as per Process No. 995303033/2000, and in view of the authorization by the Corporate Board of Directors of the CAIXA of 05.25.00, Act No. , being subject to the norms foreseen in the Law n degrees 8.666/93, in what it concerns, according to the clauses and conditions:

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1.      DEFINITIONS

        Notwithstanding other significations which may be foreseen in this instrument, the terms listed below should be understood and interpreted as follows:

1.1     TRANSACTIONS TYPE 1

        Transactions Type 1 will be considered those transactions carried out by the CONTRACTED PARTY for collection of lottery games.

1.2     TRANSACTIONS TYPE 2

        Transactions Type 2 will be considered those transactions performed by the CONTRACTED PARTY to make payments of accounts of public service concessionaires, payments of collection blocks, residential instalment payment booklet, collection of INSS (social security contributions) and various conventions.

1.3     TRANSACTIONS TYPE 3

        Transactions Type 3 will be considered those indicated in the paragraph below "At Short Term", as well as those listed in the paragraph "At Long Term". The implementation of the new "At Long Term" financial transactions will occur on the bases agreed upon, provided their structure and development costs are similar to those of the new "At Short Term" financial transactions. It should be pointed out that the transactions listed here serve as a reference for the transaction types which may be migrating to the lottery channel, being at the discretion of the CAIXA the decision for inclusion and/or modification of transactions to migrate to the lottery channel, provided that the development complexity of the application software supporting such transactions are similar to those foreseen for the transactions described here.

        We give below a list of the new financial transactions which will migrate to the lottery channel, at short and long terms:

        AT SHORT TERM: UP TO SEPTEMBER 2000

        Draft with Card (Account Current and Savings Account)
        Deposit with Card (Account Current and Savings Account)
        Balance and Statement
        Payment of INSS (social security)
        Capitalization paper
        Easy Draft
        PIS - payment of bonus and profit - this financial transaction, at the discretion of the CAIXA, may be implemented along the year 2001.

        AT LONG TERM: STARTING FROM JANUARY 2001

        PIS - Inquiries through Card
        FGTS - Draft


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        FGTS - Requisition for draft
        Unemployment insurance - Inquiries
        FGTS - Balance of bound accounts
        Credit cards
        FGTS - Register alteration forms
        Transfer of values among accounts
        Blocking/cancellation of astray/stolen card
        Savings account opening
        Pledge renewal
        Pledge - Payment of loan
        Electoral justification

1.4     TRANSACTION TYPE STATEMENT

        It is a transaction inserted into Type 3, the remuneration of which varies according to the number of lines to be printed.

1.5     TRANSACTION TYPE 4

        It is the transaction of declarations of those who are exempted from income tax, which are presented at the networkd of lottery houses, using the network of the CONTRACTED PARTY.

1.6     TRANSACTION TYPE 5

        It is the sales transaction of authorized numbers for the qualification of prepaids.

1.7     PERIOD OF SUBSTITUTION

        The substitution period will be defined as the time period in which the winner of the bidding to be carried out will begin the installation of his network and simultaneously the CONTRACTED PARTY will begin to remove the installation of his processing terminals and systems. This period will be defined a posteriori between the CAIXA and the CONTRACTED PARTY.

1.8     PRESENT TRANSACTIONS

        They are transactions which are presently being collected at the Lottery Units by the Gtech network. We give below the listing of such transactions:

        LOTTERY PRODUCTS:
        Megasena
        Quina
        Supersena
        Lotomania
        Loteria Esportiva
        Bolao Federal
        Bolsa Federal

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        Control of prize-winning tickets of Federal Lottery
        Control of prize-winning tickets of Instantaneous Lottery

        FINANCIAL PRODUCTS:
        Conventions with:
        Municipalities
        Concessionaires of public services (water, power, telephone...) Government Entities (IPVA, IPTU, DPVAT)
        Passwords for prepaid cards Bingo and similar games
        Capitalization titles (X-CAP)
        Declaration of those who are exempted from income tax
        GPS
        Habitation
        Bank collection PCI
        Savings account deposit

1.9     SERVICE SHOPS

        They are shops for technical service to the Lottery Units, and they are distributed all over the national territory, under the responsibility of the CONTRACTED PARTY.

2.      PURPOSE

2.1 The present Contract purpose is to render following services: (i) development, implementation and operationability of the systems of Lotteries of the CAIXA in the "On-Line Real Time" mode; (ii) development, implementation and operationability of new products and services delegated by or agreed with the CAIXA; (iii) services relating to prize tickets of the Brazilian Federal Lottery and the Brazilian Federal Instantaneous Lottery; (iv) receipt of accounts of public service concessionaires and other payments made at the network of resellers; (v) collection, transmision and processing of financial transactions collected at the lottery units; (vi) services of receiving declarations of exempted from income tax; (vii) services of sales of authorized numbers for qualification of prepaids.

3.      PRICE

        For the perfect execution of the services object of this Contract the CAIXA will pay to the CONTRACTED PARTY following values:

3.1 As a compensation for the performance of transactions Type 1, carried out in the CAIXA channel and transmitted and processed by the CONTRACTED PARTY, the CAIXA will pay to the CONTRACTED PARTY a commission equivalent to 5.75% (five point seventy-five per cent) of the collected gross value, deducted the additionals foreseen in law, calculated weekly.

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3.2     As a compensation for the accomplishment of each financial transaction of the Tipe 2, as defined in item 1.2 of DEFINITIONS, carried out in the CAIXA channel and transmitted and processed by the CONTRACTED PARTY, the CAIXA will pay to the CONTRACTED PARTY a fixed tariff of R$ 0.15 (fifteen cents of Real) per transaction.

3.3 As a compensation for the accomplishment of each financial transaction of the Tipe 3, as defined in item 1.3 of DEFINITIONS, carried out in the CAIXA channel and transmitted and processed by the CONTRACTED PARTY, the CAIXA will pay to the CONTRACTED PARTY a decreasing tariff, following scale being observed:

        Up to 134,000,000 transactions per year:                       R$ 0.15 per transaction
        From 134,000,000 to 201,000,000 transactions per year:         R$ 0.14 per transaction
        Over 201,000,000 transactions per year:                        R$ 0.13 per transaction

3.4     Invoicing will be issued weekly.

3.5 After the installation of the 6500 terminals mentioned in clause 7.1.1 has been concluded, and the qualification of same for the achievement of the financial transactions requested by the CAIXA, the counting of the term will start, during which the CAIXA assumes the obligation to assure the minimum remuneration equivalent to 100 million transactions Type 3 per year.

3.6 During the period mentioned in item 3.5 above, the CAIXA assumes the obligation to remunerate the transactions Type 3 according to the remuneration table mentioned in item 3.3 until conclusion of one year period, when the counting of the volumes of transactions Type 3 will start again.

3.7 Should it be found out that, at the end of the annual result calculation, duly homologated by the CAIXA, the remuneration to the CONTRACTED PARTY has been inferior to the 100 (hundred) million financial transactions of Type 3 (according to the paragraph DEFINITIONS), the CAIXA will assure to the CONTRACTED PARTY, for that annual period, the complement of its remuneration, for it to obtain a value equivalent to a volume of 100 (hundred) million financial transactions Type 3 in the period referred to.

3.8 The concession of the guaranty referred to in previous item will be rendered effective only out of the substitution period (observed the provision of the ATTACHMENT V) and provided that: (a) the 6500 (six thousand and five hundred) financial terminals mentioned in subparagraphs "i" and "ii" of subitem 7.1.1 below are duly installed in the present agents; (b) the CONTRACTED PARTY is complying with all obligations under this Contract, without limiting itself to the execution of all contracted services; (c) the terminals are installed and qualified to carry out all financial transactions, the technical specifications of which have been given to the CONTRACTED PARTY within the terms foreseen in this instrument.

        3.8.1 During the period of the network substitution, the CAIXA will assure a Type 3 transaction volume proportional to the number of terminals of the CONTRACTED PARTY which are still operating the collection of these


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               transactions, taking as a base the 100 million transactions warranted to the whole network of installed financial terminals.

        3.8.2 From the 100 million Type 3 transactions warranted by the CAIXA will be deducted the transaction volumes which have not been carried out due to problems under responsibility of the the CONTRACTED PARTY.

3.9 As a compensation for the accomplishment of each financial transaction of the Tipe 4, as defined in item 1.5 of DEFINITIONS, carried out in the CAIXA channel and transmitted and processed by the CONTRACTED PARTY, the CAIXA will pay to the CONTRACTED PARTY a fixed tariff of R$ 0.20 (twenty cents of Real) per transaction, taking into consideration that a reduction or total elimination of critical transactions will be negotiated with the federal revenue.

3.10 As a compensation for the accomplishment of each financial transaction of Tipe 5, as defined in item 1.6 of DEFINITIONS, carried out in the CAIXA channel and transmitted and processed by the CONTRACTED PARTY, the CAIXA will pay to the CONTRACTED PARTY a fixed tariff of R$ 0.25 (twenty-fice cents of Real) per transaction, and the parties, in the interest of the CAIXA, will be engaged in negotiating a decreasing tariff table in terms of volume.

3.11 For statement type transactions, the remuneration will take into consideration the number of lines to be printed, as follows:

               up to 10 printed lines       R$ 0.15 per statement;
               over 10 printed lines        R$ 0.15 per statement, plus 0.0056
                                            every three additional lines.


        3.11.1 The CONTRACTED PARTY is obliged to assure/make available a maximum of (30) lines per statement.

3.12 The prices are unadjustable, an annual re-agreement being permitted which should have, as basic parameters, the quality and the prices in force in the market for the performance of the contracted services, under the legally accepted criteria.

3.13 The CONTRACTED PARTY remuneration will be calculated based exclusively on the transactions collected in the data communication network installed by the CONTRACTED PARTY itself.

4.      PAYMENT FORM

4.1 The CAIXA will make weekly payment to the CONTRACTED PARTY, on the 3rd (third) working day subsequent to each week of effectively performed services.

        4.1.1 The payment referred to in this item will be made through credit to the CONTRACTED PARTY account current in an agency of the CAIXA.

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        4.1.2  The payment referred to in this item will only be made if the
               CONTRACTED PARTY is fully complying with all its contractual obligations and after proper checking and respective homologation, by the CAIXA, of following documents to be submitted by the CONTRACTED PARTY:

               (i) bill-invoice to be weekly issued by the CONTRACTED PARTY, corresponding to the total services rendered during the same period, concomitantly to the sales closing of the lottery games of each week;

               (ii)   weekly reports generated by the lottery system; and

               (iii) documents proving acquittance of the liabilities to INSS (Social Security) and FGTS (Fund for Work Time), relating to the month immediately previous to the data foreseen for the payment referred to in this item.

               (iv) No payment will exempt the CONTRACTED PARTY from its liabilities and obligations, nor will it imply a definitive acceptance of the services.

        4.2 In the case the payment term established in the previous subitem will be surpassed, the due value will be financially updated based on the financial index in force, from the date foreseen for payment up to the date of the effective payment.

        5.     PERIOD OF VALIDITY OF THE CONTRACT

        5.1 The Contract will be in effect up to January 13, 2003, as from the date of its signature.

        5.2 The term foreseen in item 5.1 can be extended at the exclusive discretion of the CAIXA, respected the limitations of legal nature, by a period necessary for the complete substitution of the CONTRACTED PARTY network with the network of the winner of the bidding to be carried out.

        5.3 During the entire period of an eventual term extension, the same contractual conditions as described in this contract will be applied.

6.      BUDGET RESOURCES

               The expenses resulting from the act of contracting will be charged on account of the budget allowance foreseen in the rubric "Expenses with Execution of Data Processing Services" - Account No. 53.03.11.

7.      PERFORMANCE OF THE SERVICES

        7.1    INSTALLATION OF THE TERMINALS

        7.1.1 The CONTRACTED PARTY will supply and completely install following terminals:

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               (i)    1,700 (one thousand and seven hundred) new terminals
                      having the capacity to achieve lottery and financial transactions (as described in item "Definitions"), provided with optical readers, according to technical specifications presented in the ATTACHMENT I of this Contract, to be installed in the already existing Lottery Units;


               (ii) 4,800 (four thousand and eight hundred) new terminals without optical readers, according to technical specifications presented in the ATTACHMENT I of this Contract, having the capacity to achieve financial transactions (described in item "Definitions"), to be installed in the already existing Lottery Units;


               (iii) 800 (eight hundred) new terminals having the capacity to achieve lottery and financial transactions (as described in item "Definitions") in new Lottery Units, in cities already attended by the network, observed the provision in the ATTACHMENT I below, to be installed in new Lottery Units;


               (iv) 2,000 (two thousand) new terminals having the capacity to achieve lottery and financial transactions (as described in item "Definitions"), provided with optical readers, according to technical specifications presented in the ATTACHMENT I of this Contract, to be installed in the new Lottery Units, in conformity with the installation schedule presented in the ATTACHMENT 11 B.


        7.1.2 The execution of the works of supply and installation of terminals referred to in subitems 7.1.1 above, should strictly observe the beginning and end terms specified in the "Installation Schedule of the Terminals" mentioned in ATTACHMENT II of this Contract.

        7.1.3 The CONTRACTED PARTY, observed the provision of the ATTACHMENT VI, will develop and implement the physical connection of its processing center with the processing center of the CAIXA, so as to assure that the financial transactions can be carried out through the terminals to be installed in the data communication network of the CONTRACTED PARTY.

        7.1.4 The CONTRACTED PARTY will develop and make available all application software necessary for the performance of the financial transactions of items 1.1, 1.2 and 1.3 of "DEFINITIONS", in up to 80 (eighty) net days starting from the date in which it receives the specifications of each new financial transaction, and the CAIXA will have an up to 10 (ten) net days term for the homologation of the applications software developed by the CONTRACTED PARTY.


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        7.1.5  The CONTRACTED PARTY will also make available a pilot terminal, according to the technical specifications given in the ATTACHMENT I of this Contract, until June 10, 2000, for the beginning:

               (i) of the homologation process for the application software which are being developed;
               (ii) of the training of Lottery Undertakers, as established in this Contract.

        7.1.6 The penalty imposed for eventual delays in the installation terms foreseen in this item will be proportional to the number of days in delay, and will be applied according to the provision of Clause 11 below.

        7.1.7 Delays in the implementation of the connections between the Data Processing Center of the CONTRACTED PARTY and that of the CAIXA, which would delay the beginning of the operation of the terminals to be installed and/or impair the qualification of lottery or financial transactions, will subject the CONTRACTED PARTY to the same fine foreseen in the previous subitem.

        7.1.8 Delays resulting from non-forwarding of addresses in a due time according to schedule attached, and from the agent unavailability to install and maintain, provided this is duly proved, will exempt the CONTRACTED PARTY from whatsoever responsibilities and/or penalties.

7.2     SYSTEM DEVELOPMENT

        7.2.1 The CONTRACTED PARTY will develop its terminals for financial and lottery transactions collection according to specifications described in the ATTACHMENT I of this Contract, meeting the terms stipulated in the "Installation Schedule of the Terminals", presented in the ATTACHMENT II of this Contract.

        7.2.2 The CONTRACTED PARTY will assure that the terminals developed according to previous item will be able to achive all financial and lottery transactions specified in item "DEFINITIONS" of this Contract.

        7.2.3 The CONTRACTED PARTY will develop all necessary applications for the terminals to be qualified to perform desired transactions according to item "DEFINITIONS" of this Contract.

        7.2.4 The CONTRACTED PARTY will assure that the terminals to be installed will be qualified to perform, in the maximum term of 90 (ninety) net days starting from the signature of this Contract, any of the financial and lottery transactions which are already presently carried out in the Lottery houses.

              7.2.4.1 The CONTRACTED PARTY will also assure that the terminals to be installed will be qualified to perform financial transactions which present a structure similar to that of the transactions Type 1, 2, 3, 4, and 5, being


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                      sure that such terminals should be able to perform such
                      transactions in up to 90 (ninety) net days starting from the date of presentation, by the CAIXA, of the specifications of the product to be developed.

              7.2.4.2 Any alterations, which may cause a substantial impact on the time of development of the product specifications to be made available referred to in previous item, will imply a new term counting to be negotiated between the Parties, which can not exceed 90 (ninety) days.

              7.2.4.3 The CONTRACTED PARTY will have a 10 (ten) net days term from the date of presentation of the technical specifications by the CAIXA, to express its opinion about the data sufficiency for the respective application development. Non-pronouncement by the CONTRACTED PARTY within this specified term will be considered, for contractual effect, as an indication of information sufficiency for the achievement of the application development works.

        7.2.5 The penalty imposed for eventual delays in the terms for the development of foreseen applications will be proportional to the number of days in delay, and will be applied according to the provision of Clause 11 below.

        7.2.6 Eventual problems or technical failures in the applications developed by the CONTRACTED PARTY, which may hinder their correct function and prevent the accomplishment of lottery or financial transactions, will be subjected to penalties according to Clause 11 below.

        7.2.7 The CONTRACTED PARTY will carry out due corrections of the software applications, which may be deemed necessary to meet any legal or regulation obligation, within the term specified in the respective norm, with no additional cost for the CAIXA, during the period of validity of this Contract.

7.3     TRAINING

        7.3.1 The CONTRACTED PARTY will give complete training to the Lottery Undertakers, according to the training program mentioned in the ATTACHMENT III, in the houses of the Lottery Units, at the time of the terminal installation, for them to be able and prepare their employees to operate the terminals and the applications to be developed.

              7.3.1.1 Training should be given in a maximum term of 2 (two) net days starting from the installation date of the new terminals.

        7.3.2 The penalty imposed to eventual delays in the schedule foreseen in previous item will be proportional to the number of days in delay, and will be applied according to provision in Clause 11 below.

        7.3.3 Any failure caused by the CONTRACTED PARTY in the qualification training of the CAIXA and/or Lottery Undertakers for them to operate the terminals and

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               applications, will be considered as a delay in the terminal installation, and will be subject to penalty as described in subitem 7.1.6 above.

7.4     SUPPORT AND MAINTENANCE SERVICES

        7.4.1 The CONTRACTED PARTY will offer to the CAIXA and Lottery Undertakers, during the whole period of validity of this Contract, permanent suuport services and maintenance of the terminals and applications according to the Attachment IV, both for the already installed terminals as well as for those to be installed.

        7.4.2 The penalty for eventual delays in the term foreseen in this item will be proportional to the number of days in delay, and will be applied according to provision in Clause 11 below.

7.5     SYSTEM PERFORMANCE

        7.5.1 The CONTRACTED PARTY assures to the CAIXA that the network response time will meet the technical specifications mentioned in the ATTACHMENT VII.

        7.5.2 The system performance deterioration, as per item 7.5.1, will subject the CONTRACTED PARTY to penalty to be calculated based on the number of days that the network performance (defined in the ATTACHMENT VII) has impaired a determined activity, in terms of volume of bets and/or financial transactions, compared with the normal collection volumes, based on the reality resulted for previous periods according to Clause "Penalties and Administrative Sanctions".

7.6     NETWORK DEACTIVATION AND SUBSTITUTION

        7.6.1 The CONTRACTED PARTY will begin the deactivation process of the services of collection and processing of lottery and financial transactions, according to a term to be agreed upon by the Parties.

        7.6.2 During the whole network deactivation and substitution process, the CONTRACTED PARTY will assure to the CAIXA the continuity, support, maintenance and perfect execution of all contracted services, until the network and system of the service rendering company which will replace it are duly installed and fully in operation.

        7.6.3 The CONTRACTED PARTY undertakes to supply all consolidated data of the transactions Type 1, 2, 4 and 5 collected in its network to the service rendering company which will replace it, or to the CAIXA at discretion of this, according to a term to be agreed upon between the Parties.

        7.6.4 The non-accomplishment of the provision of subitem 7.6.3 will subject the CONTRACTED PARTY to a fine equivalent to the totality of the remuneration calculated based on the totality of the transactions collected during the entire period in delay.


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        7.6.5  The CAIXA may suspend or interrupt the remuneration of the
               CONTRACTED PARTY, without detriment to the commination of the fines foreseen in Clause 11, legal penalties and indemnification from losses and damages, in the case the CONTRACTED PARTY obstructs or tries to obstruct, in any way, the transition process to the new service rendering company, regardless of the effective process implementation.

        7.6.6 The specifications for the interconnection of the networks belonging to the CAIXA and to the CONTRACTED PARTY are detailed in the ATTACHMENT VI of this Contract.

        7.6.7 Notwithstanding the provision of item 7.6.3 above, the CONTRACTED PARTY should supply, whenever requested by the CAIXA, and immediately after each of these requests, all the history base of files relating to data of lottery and financial services processed by the CPNTRACTED PARTY for the CAIXA, in the already practiced formats, with no additional charge for the CAIXA.

7.7     NECESSARY INVESTMENTS

        The CONTRACTED PARTY will make all necessary investments for the faithful implementation and performance of the contracted services, including the costs for the supplying of terminals, development of applications, and for the respective installation and infrastructure services, development, operation, support and maintenance, as well as for all the adjustments necessary for the full and appropriate system functioning.

8.      OBLIGATIONS OF THE CONTRACTED PARTY

        Following are the obligations of the CONTRACTED PARTY:

I. maintain the whole lottery and financial services system "on-line real time", integrally delivering to the CAIXA all intelligence and respective logical and physical projects, and make it operational together with technicians of the CAIXA;

II. assume all supplies necessary to the operation, such as leaflets, paper reels, printing tapes, etc., as well as operate and maintain the system implemented by it;

III. maintain terminals, for purpose of audit and system follow-up, in the places indicated by the CAIXA;

IV. maintain terminals and printers in the Head Office and Lottery Units of the Business Offices of the CAIXA;

V. allow unrestricted access of employees indicated by the CAIXA to the intelligence and operation of the system, for purpose of audit;

VI. maintain an attendance office, accredit technical representatives or assign resident technicians, so as to perform maintenance services and technical assistance to equipment which will be assigned for the service execution, in the terms and conditions established in this Contract;

VII. immediately and in writing notify the CAIXA about any abnormality which may be found in the service execution;

VIII. give the explanations which may be requested by the CAIXA, whose claims should be promptly attended to;

IX. print on the leaflets, in all contests and with no charge to the CAIXA, the advertising determined by it;

X.      install the equipment and software necessary for the work development;

Xl. install and maintain a safe communication network for terminal connection with the Data Processing Center of the CONTRACTED PARTY;

XII.    train the lottery undertakers and their employees, up to the limit of 06
        (six) people per shop, in the operationality of the terminals;

XIII. maintain assigned personnel in the Data Processing Center of the CONTRACTED PARTY and in the attendance shops, train and supply field services to the lottery undertakers;

XIV. render marketing advisory service relating to new games, new software, administration in general and operation of the "on-line real time" system, the adoption of eventually suggested measures and attitudes being at the exclusive discretion of the CAIXA;

XV. payment to its employees on due date and supply to the CAIXA, whenever requested, copy of the payrolls and of the collection bills of social security contribution, FGTS, PIS, tax withdrawn at source, if any, thus proving the inclusion of the employees assigned to the execution of the contracted services;

XVI. take care that its employees behave with politeness and courtesy towards the CAIXA personnel, customers, visitors and other contracted people, being at the discretion of the CAIXA to require the removal and/or substitution of those whose behavior is deemed inconvenient;

XVII. observe and have accomplished the work safety and medicine standards foreseen in the pertinent legislation and bank norms in force at the CAIXA;

XVIII. maintain a head office or representation office in Brasilia/DF, and this condition should be proved in up to 10 (ten) days after the date of the Contract signature;

XIX. maintain its superior in each place and shifts where the services will be performed, to coordinate, supervise and command the personnel assigned and resolve any questions pertinent to the execution of the services, for correction of adverse situations and for the immediate attendance to claims/requests of the CAIXA;

XX. assume total responsibility for the equipment, furniture and utensils eventually placed at disposal for the service performance, assuring their integrity and indemnifying the CAIXA for the expenses for corrective maintenance resulting from misuse of same;

XXI. supply to the CAIXA, observed the specifications indicated by it, formatted files for purposes of audit, whenever requested;

XXII. inform the CAIXA, for the purpose of control of access to its buildings, the name and respective identification card number of the employees assigned to the service rendering;

XXIII. inform the CAIXA, also for the purpose of control of access to its buildings, all occurrences of definitive removals and new employee engagements, those being informed within a term of 24 (twenty-four) hours and these up to the day of working beginning;

XXIV. maintain its employees duly identified with name badge when in service in the CAIXA buildings;

XXV. optimize the "on-line real time" system according to the instructions and folow-up of the System Area of the CAIXA;

XXVI. answer for the losses, undue reproductions and/or adulterations which may occur in the magnetic documents and files during the period these are under its safekeeping;

XXVII. supervise the perfect accomplishment of the services it is obliged to, being integrally up to it the resulting charges, this supervision being done independently from that which will be carried out by the CAIXA;

XXVIII. accept the most comprehensive inspection from the CAIXA through its superior representatives, at any time during the period of validity of the Contract, being sure this inspection can be made in its installations, for the purpose of a strict accomplishment of the contractual obligations;

XXIX. assume all expenses relative to the personnel and to the object of this Contract, excepting those foreseen in it as being on the responsibility of the CAIXA;

XXX. assume all measures and obligations established in the specific legislation of work accidents when, on ocurrences of this kind, its employees are victims in the performance of the services or in connection with them, even though occurred in the buildings of the CAIXA;

XXXI. provide necessary personnel for the operation of the Data Processing Centers of the Contracted Party and offer field services to repair the equipment installed in the "online real time" sales points;

XXXII   carry out the system tests with participation of the CAIXA;

XXXIII. train CAIXA employees indicated by it as regards the operation and safety of the software system;

XXXIV. maintain a subsystem which allows control and entry of ticket prizes of the Brazilian Federal Lottery and Brazilian Instantaneous Federal Lottery, according to conditions established by the CAIXA, and the receipt of accounts of public concessionaires and other payments and bank services made in the lottery channels;

XXXV. promote and participate in meetings called together for discussion of points of view about work techniques and methods;

XXXVI. operate the Date Processing Center of the CONTRACTED PARTY on days and times defined by the CAIXA;

XXXVII. carry out preventive and corrective system equipment maintenance, so as to keep them in a perfect operation condition;

XXXVIII.       carry out maintenance of all software, including installation and tests of eventual alterations, according to modifications requested by the CAIXA;

XXXIX. prepare, maintain and provide to the CAIXA operation information throughreports and magnetic means, in a periodicity to be defined, of all the activities relating to collected lottery transactions; same will eventually apply to the management information relating to the transactions Type 1, 2, 4 and 5;

XL. maintain files and records to facilitate at any time inspections and audits of transactions and sales;

XLI. maintain the system, user and operation manuals up-to-date, having them available for the CAIXA and accredited lottery people;

XLII. install the new terminals, mentioned in the installation schedule in the Attachment II, in the addresses specified by the CAIXA, in the maximum term of 60 (sixty) net days starting from the information date by the CAIXA;

XLIII. assume all expenses resulting from removal of goods from the buildings of the CAIXA, Business Offices and sales points for eventual substitution of the network of the CONTRACTED PARTY with that of the winner of the bidding to be carried out;

XLIV. faithfully accomplish all contractual stipulations, specially the obligations foreseen in Clause 7 above, indemnifying the CAIXA from all and whatever loss which may be caused by it, its directors, employees, subcontractors or superiors, resulting from non-accomplishment of any contractual obligation, without detriment to imposed legal and contractual comminations;

XLV. expand the data communication network, whenever the average response time exceeds the initially established;

XLVI. treat the information (data) of the CAIXA in its computer environment, if so defined by the Contractor, for making feasible new products and services, assuring a high safety level and absolute secret;

XLVII. maitain, during the whole execution of the Contract, all the qualification conditions required by law, in compatibility with the obligations assumed by it;

XLVIII. at the request of the CAIXA, re-assign already installed lottery agents, with no charge, including to the lottery undertakers, observed the interstice of a 12 (twelve) month term;

XLIX. be responsible for the re-assignment of terminals during the installation process of the terminals listed in the ATTACHMENT II, according to a composition plan of the platforms of the Lottery Units to be defined by the CAIXA;

L. incorporate new financial services into its system, according to technical specifications provided by the CAIXA;

LI. as from the receiving confirmation and validation of the numbers authorized for qualification of prepaid telephones in the "off-line" category, by the CONTRACTED PARTY to the Telecommunication Operators, such telephone numbers will be under the exclusive responsibility of the CONTRACTED PARTY, which will assure their integrity both in the central system maintenance as well as in the supply to the customer, having also to control the already commercialized PINS, of which the Telecommunication Operators will be informed through the CAIXA in the form foreseen in the own technical specification manual. At the time of making the "on-line" category available, this obligation will no more apply;

LII. The CONTRACTED PARTY undertakes to install up to 446 equipment for bet collection existing in the network, until February 28, 2001, in locations to be defined by the CAIXA and in cities which take part in the presently installed network, with no charge to the CAIXA and its licencees.

LIM     The CONTRACTED PARTY undertakes to re-install the equipment mentioned in item 11.14 below in the maximum term of 30 (thirty) net days after the address comunication by the CAIXA.

9.      RESPONSIBILITIES OF THE CONTRACTED PARTY

9.1     FOLLOWING ARE RESPONSIBILITIES OF THE CONTRACTED PARTY:

I. be responsible for all and whatever damage caused to the CAIXA or to third parties, by itself, its directors, employees, subcontractors or superiors, resulting from the non-accomplishment of the contractual obligations, improper service performance, or failures in the system of equipment safety and rendered services, this responsibility not excluding or reducing the inspection or follow-up of the services by the CAIXA; and

II. be responsible as regards the CAIXA for any kind of sanction, fine, penalty or any lawsuit which it may be subjected to due to the service rendering, as well as due to the laabor contracts of its employees, including social, work and social security charges, in addition to tax duties, even in the cases involving eventual judicial decisions, releasing the CAIXA from any solidarity or responsibility.

9.2 The CONTRACTED PARTY authorizes the CAIXA to deduct the value corresponding to the damages referred to directly from the invoices pertinent to payments which may be owed, or from the contractual guarantee, regardless of whatsoever judicial or extrajudicial procedure.

10.     OBLIGATIONS OF THE CAIXA

        The CAIXA assumes the obligation to:

I.      make the due payments in the conditions established in this Contract;

II. notify the CONTRACTED PARTY about any irregularity found in the execution of the services;

III. give or withdraw credentials for sales points, establishing in contract, and at its discretion, the terms and conditions for credentials for each sales point;

IV. inform the CONTRACTED PARTY the location addresses for the installation of the terminals in the lottery units;

V. inspect the sales points for them to be legally licenced for the game sales and rendering of financial services through the terminals and communication equipment installed in its shop;


VI.     collect the sales product from each sales point;

VII. promote the lottery games at its own discretion so as to keep the bettor interest, aiming at sales maximization;

VIII.   pay the due prizes of the lottery system;

IX. provide the technical specifications of new financial products to be incorporated into the data comunication network of the CONTRACTED PARTY;

X. accomplish the Installation Schedule of the Terminals supplied by the CAIXA, as established in the ATTACHMENT II, the CAIXA having the prerogative to modify the schedule referred to according to its operation requirements, provided that the installation in the altered locations has not yet been requested from the CONTRACTED PARTY;

XI. homologate the applications developed by the CONTRACTED PARTY in the maximum term of 10 (ten) net days starting from their presentation by the CONTRACTED PARTY, under penalty that such applications be considered as tacitly homologated;

XII. provide the necessary information to authorize the financial transactions, under the penalty of being obliged to pay for the transactions which are not concluded due to such contractual non-accomplishment by the CAIXA;

XIII. delay in payment referred to in proposition I of this Clause will imply financial updating of the owed value according to the applicable legislation in force;

XIV. inspect the sales point that they are equipped with alternating electric current dedicated line and adequate space for the installed terminals to regularly function;

XV. inspect the sales point that they observe the timetable of attendance to the public as established by the CAIXA, observed the local municipal attitudes.

11.     PENALTIES AND ADMINISTRATIVE SANCTIONS

11.1 For the full or partial Contract non-fulfillment, the CONTRACTED PARTY will be subjected to following sanctions, with no detriment to further applicable comminations:

1.      admonition;

II.     fine;

Ill.    rescission of the Contract;

IV. temporary suspension from participating in bidding and temporary impediment to bid with the CAIXA, for a term up to 02 (two) years;

V. declaration of unability to participate in bidding and contract with the Public Administration.

11.2 The admonition will be optionally applied, at the exclusive discretionof the CAIXA, as a censure warning preceding the fine, in the cases of infringements considered light, according to the exclusive interpretation and convenience of the CAIXA.

        11.2.1 The CONTRACTED PARTY will be subjected to the fine of 3% (three per cent) on the value of his weekly remuneration, when occurring the third application of the admonition penalty.

11.3 The fines due to delay in the execution of the services will be applied based on the number of transactions which have not been completed as a result of the respective contractual non-fulfillment, the calculation forms described in the ATTACHMENT V of this Contract being observed, without detriment to the penalty application foreseen in subitem 7.6.4 above.

        11.3.1 The fine referred to in this item will be composed of following parcels:

               (i) R$ 0,075 (seventy-face tenths of cents of Real) per foreseen and not performed financial transaction, observed the provision in the ATTACHMENT V; and

               (ii) 2,875% (two point eight hundred and seventy-five per cent) of the value, in Reais, corresponding to the amount of lottery games foreseen and not performed each day, observed the provision in the ATTACHMENT V.

11.4 The fines due to delays over 24 (twenty-four) hours in attending calls for corrective maintenance of the equipment assigned in the CAIXA or in the sales points will subject the CONTRACTED PARTY to a fine equal to 50% (fifty per cent), calculated on the total sales average of the last 4 (four) weeks of the sales point, and it will be collected double as much in the cases of relapse within 30 (thirty) net days.

11.5 The fines due to delays over 2 (two) working hours in attending calls for corrective maintenance in the Base Radio Stations (ERBs) will subject the CONTRACTED PARTY to a fine equal to 17% (seventeen per cent), calculated on the total sales average of the last 4 (four) weeks of the sales point, and it will be collected double as much in the cases of relapse within 30 (thirty) net days.

11.6 For the remote Base Radio Stations, the same attendance terms described in the item 11.5 above are at first agreed upon, the parties undertaking to later discuss longer terms for the attendance to such Base Radios.

11.7 The system standstill for any reason during more than 2 (two) working hours, due to a fault not imputable to the CAIXA, will imply a fine application corresponding to 4% (four per cent) per standstill day, calculated on the total amount of weekly collection of the damaged lottery sales points, settled in the immediately previous week.

11.8 If a 20 (twenty) net days delay occurs in the execution of any contractual obligation due to a fault of the CONTRACTED PARTY, folloing may occur at the exclusive discretion of the CAIXA: (i) rescission of the Contract, without detriment to the legal and contractual comminations; or (ii) guarantee loss in favor of the CAIXA.

11.9 If eventual total or partial standstills of the equipment occur, involving hardware or software failures, which may cause eventual alterations of the times of drawing of lots and/or the non-inclusion into the system of the already made bets, due to a fault imputable to the CONTRACTED PARTY, this will assume all the charges supported by the CAIXA as a result of such adverse situations.

11.10 The fine collection will be made through deduction from the invoice payment, if this is presented after its application, or from the guarantee itself, or also directly collected from the CONTRACTED PARTY.

11.11 The sanctions foreseen in the propositions I (admonition), IV (temporary impediment to bid) and V (declaration of unability), of item 11.1, do not prevent the commination of the contractual fines, indemnification for losses and damages or penal sanctions of a legal nature.

11.12 Penalties will only be applicable to the CONTRACTED PARTY as regards the non-accomplishment of the obligations related to the implementation services of the connections between the DPC of the CONTRACTED PARTY and that of the CAIXA, causing delay in the beginning of the new terminal operation and/or in the new transaction qualification, in the case such delay is due to an act exclusively imputable to the CONTRACTED PARTY.

11.13 The delay in the implementation of the terminals considered in the schedule of the ATTACHMENT II B will subject the CONTRACTED PARTY to a fine corresponding to 6% (six per cent) of the average monthly collection of the already installed terminals, calculated based on the data of the last 6 (six) months.

11.14 The standstill, single or exclusively relating to the sales services of numbers of prepaid cards qualification, for more than 2 (two) hours, due to whatever reason which can evidently be imputable to the CONTRACTED PARTY, excepting the cases of acts of God, will imply a fine payment corresponding to 20% (twenty per cent) per standstill day, applied on the total amount of remuneration of the CONTRACTED PARTY for these services at the damaged lottery sales points, collected in the same day of the immediately previous week.

12.     PENAL ILLICIT ACTS

12.1 The penal infringements, typefied in the Law No. 8.666/93, will be object of administrative and judicial procedure in the legally foreseen form, without detriment to the other applicable comminations.

13.     CONTRACTUAL GUARANTEE

13.1 For the purpose of this Contract execution, the CONTRACTED PARTY provides a guarantee in the form of caution money, in the amount of R$ 20,000,000.00 (twenty million Reais).

13.2 On the provided caution money will solely be applied the updating corresponding to the variation index of the savings account book for the lst day of the month, excluding the interest, proportionally calculated, when it is the case, counting from the deposit date up to its effective calculation.

13.3 The guarantee should be completed to its integrity, if it is the case, whenever a value relating to a contractual fine is deducted from it.

13.4 The guarantee will be released after the perfect accomplishment of the Contract, provided that all contracted terms, clauses and conditions are fulfilled.

13.5 The total or partial guarantee loss in favor of the CAIXA, due to non-fulfillment of the contractual obligations, will be made in full right, regardless of any fudicial or extrajudicial notice.

13.6 At any time, through communication to the CAIXA, the substitution of the guarantee may be accepted, under observation of the modalities foreseen in the Law No. 8666, of June 21, 1993.

14.     INSPECTION

14.1 During the service execution, the CAIXA, directly or through the person indicated by it, has the right to inspect the faithful fulfillment of the Contract provisions.

        14.4.1 The CAIXA will record in a report the deficiencies found in the service execution, notifying the CONTRACTED PARTY for the immediate correction of found irregularities, without detriment to the application of the penalties foreseen in this Contract and in the Law No. 8.666/93.

15.     FISCAL INCIDENCES, CHARGES, INSURANCES, ETC.

Following charges are exclusive responsibility of the CONTRACTED PARTY:

I. all duties, taxes, improvement contributions, rates and prices owed to Federal, State and Municipal Treasury Revenues, resulting from the execution of the services object of this Contract;

II. the contributions owed to the Social Security, INSS, FGTS, labor charges, insurance premia and charges resulting from work accidents, emoluments and other expenses which may be necessary for the execution of the services object of this Contract;

III. all and whatever rate or emolument owed to any federal, state or municipal entity, resulting from the execution of the services object of this Contract.

16.     NON-FULFILLMENT AND RESCISSION OF THE CONTRACT

16.1 The total or partial non-fulfillment of the contract gives occasion to the Contract rescission, with the contractual consequences and those foreseen in Law.

16.2 Following motives give occasion to Contract rescission, regardless of notification or judicial or extrajudicial interpretation:

I. total or partial non-fulfillment, by the CONTRACTED PARTY, of any of the obligations/responsibilities foreseen in this Contract;

II. total or partial transfer of the Contract without the previous consent of the CAIXA;

III.    reiterated faults or defects in the execution of the services;

IV.     bankruptcy of the CONTRACTED PARTY;

V.      company dissolution;

VI. the social alteration or the modification of the company objective or structure which, in the judgment of the CAIXA, may impair the execution of the Contract;

VII. the slowness in its accomplishment, which brings the CAIXA to presume the nonexecution of the service;

16.3 Should the contractual rescission occur based on the provisions I and VII above, the Guarantee will revert in favor of the CAIXA, without detriment to further applicable indemnifications.

16.4 Independently of any judicial or extrajudicial procedure by the CAIXA, the rescission of the Contract will imply the retention and assumption of the credits resulting from Contract, up to the limit of the damages caused to the CAIXA, without detriment to the sanctions foreseen in this Contract and in Law, until complete indemnification from caused damages.

17.     CONFIDENTIALITY

17.1 The CAIXA and the CONTRACTED PARTY are aware that they should, by themselves, their directors, employees, subcontractors or superiors, keep the most complete and absolute SECRET, as regards the data, about information or documents of any nature shown, handled or by any form or way they may take notice of, by reason of the services now contracted, therefore remaining, by force of law, civilly and criminally responsible for their undue disclosure, negligent or incorrect utilization, without detriment to the responsibility for losses and damages they may cause and the imposed contractual comminations.

18.     FINAL PROVISIONS

18.1 In the counting of the terms established in this Contract the beginning day will be excluded and the due day will be included.

18.2 The terms referred to in this Contract begin and expire only in working day of the CAIXA.

18.3 Any and whatever work achieved by the assigned people, directly or indirectly related with the signed Contract object, will be repassed to the CAIXA concomitantly to the development of its steps or phases, duly documented, on headletter paper of the CONTRACTED PARTY, in usual language and standard of the CAIXA.

18.4 During the period of validity of the Contract the CAIXA will have unrestricted access to the system, and the CONTRACTED PARTY should notify all details of the development, implementation and operationability, for purposes of management of the services object of the Contract.

18.5 In case of Contract rescission for a reason not assigned to the CAIXA, this reserves the right to keep the possession and continue utilizing the system with all the resources necessary for the lottery services maintenance, including the network and all hardware and software equipment which have been implemented by the CONTRACTED PARTY, for the necessary and sufficient period of time for the new contracting process, with no charges to the CAIXA.

18.6 The CONTRACTED PARTY is forbidden to use the Contract as caution or utilize it for any financial operation without previous and express authorization by the CAIXA.

18.7 The CAIXA will define an exclusive representative for interlocution with the CONTRACTED PARTY, who will be the SOLE authorized to negotiate questions relating to the supply comprehended by this Contract.

19.     ACKNOWLEDGE OF THE RIGHTS OF THE CAIXA

19.1 The CONTRACTED PARTY acknowledges the rights of the CAIXA, in the case of administrative rescission foreseen in Art. 77 of the Law No. 8.666/93.

20.     COURT

        The Judicial Section of the Federal Justice of the Federal District shall be competent to settle the questions resulting from this Contract.

        So, having as just and contracted, the CAIXA and the CONTRACTED PARTY sign the present term in 04 (four) copies of equal content and form, in the presence of the below signed witnesses.

                                            Brasilia-DF May 26, 2000

                                            (Signed)

                                            ----------------------------
                                            by CAIXA ECONOMICA FEDERAL




                                            (Signed)

                                            ----------------------------
                                            by     GTECH BRASIL LYDA.




WITNESSES:





























                                   ATTACHMENTS

TECHNICAL SPECIFICATIONS OF THE NEW TERMINALS

        Installation Schedule of the Terminals



        Training Schedule

        Maintenance Period

        Fine Calculation Form

        Connection with the Data Processing Center of the CAIXA

        Network Response Time

        Projections of the Transaction Volumes

ATTACHMENT I

        TECHNICAL SPECIFICATIONS OF THE NEW TERMINALS

                               HARDWARE COMPONENTS
                               -------------------
        CPU
Processor:                          AMD K6-lI 450 MHz
Memory:                             64 MB
Hard disk:                          4.3 GB
Ports:                              1 parallel, 3 serial
Boards:                             1 multi-serial card with 3 ports
Feed source:                        110/220 Volts
Dimensions:                         420 mm (length = L) x 150 mm (width = W) x 350 mm
(height = H)
Weight:                                     6.0 kg
        Printer
Characters:                         Bidirectional impact and authenticating printer,
                                    modified by the manufacturer to meet specific
                                    requirements such as reel width 3.25" and specific
                                    characters implemented in the firmware.
Interface:                          Serial DB-9
Feed source:                        110/220 Volts
Dimensions:                         220 mm L x 206 mm W x 120 mm H

Weight:                                     2.7 kg



OMR (OPTICAL MARK READER)
-------------------------
Reader:                             with: 3.25 inches, 12 channels, spacing among channels
                                       '/."
Interface:                          Serial DB-9
Feed source:                        110/220 Volts
Dimensions:                         185 mm L x 170 mm W x 105 mm H
Weight:                             4.1 kg (including source)

        No-break
Capacity:                                   500 VA
Interactive technology
Input voltage:                      110 or 220 Volts

        Monitor
Features:                                   9" monochromatic
Feed source:                        110/220 Volts
Dimensions:                         245 mm L x 235 mm W x 220 mm H
Weight:                                            3.5 kg

        Barcode Reader and CMC-7
Features:                                   Half-automatic reader of CMC-7 and Barcode
Interface:                                  Serial RJ-45
Feed source:                        110/220 Volts
Dimensions:                         220 mm L x 70 mm W x 90 mm H (without tray for
documents)
Weight:                                     480 grams

        Keyboards
1)  Operator:                       84 configurable keys
    Interface:                      Serial MINI DIM
    Dimensions:                     270 mm L x 230 mm W x 80 mm H
    Weight:                         535 grams

2)  Customer:                       Keyboard PIN 12 keys with display LCD 2 x 16, Magnetic
                                    Card Reader Track 1-2, Serial Communication (DB-9),
                                    Triple Cryptograpgy DES and Smart Card Reader EMV
                                    compatible.
Feed source:                        110/220 Volts


                               FINANCIAL TERMINAL



PRINTER
--------
Graphic, matricial printer 46/56
Document authentication                                   CPU
                                                          ---
                                            Operation System Windows NT
                                            workstation
Gtech.                                      Microprocessor AMD K6-II 450 MHz

64 Mbytes memory

                                    4.3 Gbytes HD
                                    4 ports multiserial board
                                    Total of ports
                                    Parallel - 01                BARCODE AND CMC
                                                                 ---------------
7
                                    Serial - 07                  READER
                                                                 ------
OPTICAL MARK READER
-------------------                                              Half-automatic
                                                                 Barcode CMC-7
                                                                 Reader, Interface
                                                                 RS-232C RJ-45
                                                                 Feed source full range




                            Monitor 9" monochromatic
                            ------------------------




MAGNETIC CARD
       READER                                                    KEYBOARD





                                 ATTACHMENT II A

                     INSTALLATION SCHEDULE OF THE TERMINALS



-------------------------------------------------------------------------------------------------
     Region       D+90       D+120       D+150      D+180       D+210      D+240       Total
-------------------------------------------------------------------------------------------------
       AC                                                               5                      5
-------------------------------------------------------------------------------------------------
       AL                                                              52                     52
-------------------------------------------------------------------------------------------------
       AM                                                              44                     44
-------------------------------------------------------------------------------------------------
       AP                                                               2                      2
-------------------------------------------------------------------------------------------------
       BA                           100        100         102                     37        339
-------------------------------------------------------------------------------------------------
       CE                                      100          62                     20        182
-------------------------------------------------------------------------------------------------
       DF                                                                                      0
-------------------------------------------------------------------------------------------------
       ES                            50         65                                 13        128
-------------------------------------------------------------------------------------------------
       GO                           100        150         100         19          45        414
-------------------------------------------------------------------------------------------------
       MA                                                              61           8         69
-------------------------------------------------------------------------------------------------
       MG                                      450         357                    109      1,016
-------------------------------------------------------------------------------------------------
       MS                                                              61           8         69
-------------------------------------------------------------------------------------------------
       MT                                                              57           8         65
-------------------------------------------------------------------------------------------------
       PA                                                   52         34          10         96
-------------------------------------------------------------------------------------------------
       PB                                                              64           8         72
-------------------------------------------------------------------------------------------------
       PE                            50        100          35                     22        207
-------------------------------------------------------------------------------------------------
       PI                                                              47                     47
-------------------------------------------------------------------------------------------------
       PR                                      250         248                     61        559
-------------------------------------------------------------------------------------------------
       RJ                           100        231         332                     79        742
-------------------------------------------------------------------------------------------------
       RN                                                              47           8         55
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
       RO                                                              25                     25
-------------------------------------------------------------------------------------------------
       RR                                                               3                      3
-------------------------------------------------------------------------------------------------
       RS                                                  239        206          59        504
-------------------------------------------------------------------------------------------------
       SC                                      220                                 25        245
-------------------------------------------------------------------------------------------------
       SE                                                   30         26                     56
-------------------------------------------------------------------------------------------------
       SP               980       1,029                                           280      2,289
-------------------------------------------------------------------------------------------------
       TO                                                              15                     15
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
     TOTAL/
     month              980       1,429      1,666       1,657        768        8000      7,300
-------------------------------------------------------------------------------------------------
  Accumulated
     Total              980       2,409      4,075       5,732      6,500       7,300
-------------------------------------------------------------------------------------------------



REMARK: We consider D as the contract signature date.

                                 ATTACHMENT II B

-------------------------------------------------------------------------------------------------
                      INSTALLATION SCHEDULE OF THE LOTTERY UNITS
-------------------------------------------------------------------------------------------------
                                          2000                                Total
-------------------------------------------------------------------------------------------------
  REGION     JUN      JUL      AUG      SEP      OCT       NOV     DEC
-------------------------------------------------------------------------------------------------
  AC                     4                 4                                     8
----------------------------------------------------------------------------------------------
  AL                    10                17        14                 15       56
----------------------------------------------------------------------------------------------
  AM                     6                11         9                  5       31
----------------------------------------------------------------------------------------------
  AP                                       3         4                  1        8
----------------------------------------------------------------------------------------------
  BA                    47       67                 66      62                 242
----------------------------------------------------------------------------------------------
  CE                    25                31        33      27                 116
-------------------------------------------------------------------------------------------------
  ES                    10        9                  9       4                  32
-------------------------------------------------------------------------------------------------
  GO                    20                22         9                 19       70
-------------------------------------------------------------------------------------------------
  MA                    18                20        35                 22       95
-------------------------------------------------------------------------------------------------
  MG                             64                 55      65         74      258
-------------------------------------------------------------------------------------------------
  MS                    15       10                  4                  3       32
-------------------------------------------------------------------------------------------------
  MT                    17                13        11                 13       54
-------------------------------------------------------------------------------------------------
  PA                    21                22        23                 22       88
-------------------------------------------------------------------------------------------------
  PB                    15       17                 18      23                  73
-------------------------------------------------------------------------------------------------
  PE                    28       24       37                25                 114
-------------------------------------------------------------------------------------------------
  PI                    18       10                 10                 11       49
-------------------------------------------------------------------------------------------------
  PR                    19       29       40                           30      118
-------------------------------------------------------------------------------------------------
  RJ                              3                  2       1          5       11
-------------------------------------------------------------------------------------------------
  RN                    13                18        15      24                  70
-------------------------------------------------------------------------------------------------
  RO                     2                 4         2                  4       12
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  RR                                       3         2                           5
-------------------------------------------------------------------------------------------------
  RS                    15       29       23                30         10      107
-------------------------------------------------------------------------------------------------
  SC                             18       18                35         22       93
-------------------------------------------------------------------------------------------------
  SE                    13       14                  8                  7       42
-------------------------------------------------------------------------------------------------
  SP                             31       48                39         66      184
-------------------------------------------------------------------------------------------------
  TO                    15        6                  5                  6       32
-------------------------------------------------------------------------------------------------

  TOTAL                331      331      334       334     335        336     2000
-------------------------------------------------------------------------------------------------

                                 ATTACHMENT III

                                TRAINING SCHEDULE

The Field Technician of the CONTRACTED PARTY should give instructions about the use of all peripherals, handling and operation cares of the new equipment. The instructions which the technician will give relating to this type of training take into account that the Undertaker has already knowledge of the lottery environment.

According to this project, the training will take place immediately after the installation of the new equipment in the Lottery Unit, for up to 6 (six) employees, provided they are present on the installation date.

DIDACTIC MATERIAL

        - Manual (it will be sent together with the equipment and delivered by the technician at the moment of the installation/training)

        - The Terminal itself installed in the Shop (with a stand-alone program, which will be deleted by the technician after the instructions have been concluded)

PROPOSED PROGRAM

        -       Presentation of the Terminal

        -       Presentation of the Peripherals

        -       Instructions for Printer Handling

        - Operation of the Keyboard (functions of the keys) - Operation of the Optical Reader

        -       Operation of the Barcode and CMC-7 Reader

        -       Operation of the Magnetic Card Reader

        -       Guidelines for Receiving and Storing Consumables

        -       Access to the Call Center Service

OTHERS

        - After the training has been concluded, the Field Technician should run a deactivation routine of the stand-alone program, which will automatically enable the on-line program, letting the sales point ready to perform the transactions.

        - The Manual will be the support and consultation material for the lotttery undertaker durante his day by day work.

                                  ATTACHMENT IV

                               MAINTENANCE PERIOD

Mondays to Fridays           from 9:00 a.m. to 5:00 p.m.

Saturdays                    from 9:00 a.m. to 2:00 p.m.

                                  ATTACHMENT V

                              FINE CALCULATION FORM

In the case of the installation of new terminals and development of applications for the new financial transactions, the non-implementation within the terms agreed upon will imply a fine to be calculated based on the transactions which will be carried out in these terminals after their implementation. However, if the delay period is more than 30 net days, the transaction volume to be taken as a reference to be utilized for penalty purpose will be the transactions projected in the Attachment VIII.

For the purpose of calculation of the fine to be applied, following three transaction types will be added:

- Transactions of lottery games

- Transactions of account payments

- New financial transactions

The fine calculation will be as follows:

1 . Firstly, all the terminals which have been affected by the problem are identified.

2. Then, the period of the day and of the week is identified, during which each of these terminals remained inoperative.

3. Next, we will check to see how many transactions these terminals have performed in similar periods of the previous week, if in this week exceptional standstills for whatever reason have not been found. In the case exceptional standstills have occurred, we proceed back one week more until we find a week with no abnormality.

4. In the case it is a new terminal, a comparative calculation will be applied from already installed terminals in the same lottery house, or in the nearest lottery house, if we are speaking of a new lottery sales point.

5. Since all lottery and financial transactions have been accounted, which have been collected in the terminals referred to in the period used for comparison, then we will apply the fines specified in item "Penalties to the CONTRACTED PARTY".